Exhibit 99.1
PRESS RELEASE
FIS REPORTS STRONG EARNINGS GROWTH
Adjusted EPS of $0.31, up 19.2%
Adjusted EBITDA margin of 22.7%, up 100 basis points
Free cash flow increases to $119 million
     Jacksonville, Fla. — April 28, 2009 — Fidelity National Information Services, Inc. (NYSE:FIS), a leading global provider of technology services to financial institutions, today reported financial results for the quarter ended March 31, 2009.
     Consolidated revenue of $797.8 million declined 3.9% in U.S. dollars and increased 0.3% in constant currency compared to $830.3 million in the first quarter of 2008. Non-GAAP adjusted net earnings increased 19.2% to $0.31 per share in U.S. dollars, compared to $0.26 in the prior year, and increased 23.1% in constant currency. The increase is attributable to improved operating performance, lower interest expense and a lower share count, partially offset by a slightly higher tax rate. GAAP net earnings from continuing operations attributable to common stockholders totaled $34.3 million, or $0.18 per share compared to $0.06 per share in the prior period. Free cash flow (cash from operations less capital expenditures) was $119.2 million compared with $4.9 million in the prior year quarter.
     “FIS’s strong first quarter performance in the midst of ongoing economic uncertainty reflects the continued solid execution of our business plan and the strength of our operating model,” stated William P. Foley, II, executive chairman of FIS.
     “We are very pleased with the strong growth in earnings, profit margins and free cash flow,” stated Lee A. Kennedy, president and chief executive officer. “Despite very difficult market conditions, our disciplined focus on improving efficiency and managing costs drove a 100 basis point improvement in our EBITDA margin, and contributed to the 19.2% increase in earnings per share. Although we expect challenging market conditions to persist throughout 2009, we remain confident in our ability to achieve solid earnings growth and strong free cash flow.”
Supplemental Information
     Consolidated revenue in the first quarter of 2009 was $797.8 million, compared with $830.3 in the prior year quarter, a decrease of 3.9% in U.S. dollars. Excluding a $34.9 million unfavorable impact of foreign currency resulting from a strengthening of the U. S. dollar, consolidated revenue increased 0.3% driven by strong growth in International.

•	Financial Solutions revenue declined 3.2% to $271.3 million compared to $280.4 million in the prior period, as increased demand for risk management and commercial outsourcing services was offset by lower software license and professional services revenue;

•	Payment Solutions revenue declined 2.3% to $364.7 million compared to $373.3 million in the 2008 quarter, due primarily to a $9.7 million decline in the company’s retail check guarantee business. Excluding Check Services’ revenue from both periods, Payment Solutions revenue increased 0.4%;

•	International revenue declined 8.3% to $162.3 million in U.S. dollars, compared to $176.9 million in the prior year quarter. International revenue increased 11.5% in constant currency, driven by 16.3% growth in payments and 4.5% growth in financial solutions.
     Adjusted EBITDA increased 0.7% to $181.2 million in the first quarter of 2009 compared to $180.0 million in the 2008 quarter. The adjusted EBITDA margin improved 100 basis points to 22.7% compared to 21.7% in the prior-year quarter, driven by increased operating leverage and ongoing expense management.
•	Financial Solutions EBITDA declined 2.9% to $102.0 million, due primarily to a decline in high margin software sales. The 37.6% margin was comparable to the prior period;

•	Payment Solutions EBITDA increased 11.5% to $95.2 million, and the margin increased 320 basis points to 26.1%. The improvement is attributable to increased operating efficiency;

•	International EBITDA decreased 8.6% to $23.4 million due to a $5.2 million unfavorable currency impact. The International margin of 14.4% was comparable to prior year.
     The effective tax rate in the first quarter of 2009 was 34.5% compared to 33.1% in the first quarter of 2008.
Balance Sheet
     FIS had $272.0 million in cash and cash equivalents at March 31, 2009. The company repaid $54.0 million of debt during the first quarter, reducing total debt outstanding to $2.46 billion, of which $2.1 billion has been swapped to fixed interest rates. The effective interest rate was 5.2% as of March 31, 2009.
     Continuing an intensive focus on capital spending, capital expenditures totaled $45.3 million in the quarter, which is a 42% reduction from the $78.3 million spent in the prior year.

Acquisition Update
     On April 1, 2009, FIS announced plans to acquire Metavante Technologies, Inc. (NYSE:MV). The transaction is subject to approval by FIS and Metavante shareholders, receipt of regulatory approvals and the satisfaction of customary closing conditions. Subject to receiving the required approvals, FIS expects to complete the transaction in the third quarter of 2009.
2009 Outlook
     FIS reaffirmed its full year outlook for adjusted net earnings of $1.60 to $1.66 per share. This guidance does not reflect the proposed acquisition of Metavante. FIS will update its fiscal 2009 guidance to include Metavante’s results following the completion of the transaction.
Use of Non-GAAP Financial Information
     Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions, and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the company has provided non-GAAP financial measures which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include earnings before interest, taxes and amortization (EBITDA), adjusted net earnings, and free cash flow. Adjusted EBITDA excludes the impact of merger and acquisition and integration expenses, LPS spin-off related costs, certain stock compensation charges and certain other costs. Adjusted net earnings exclude the after-tax impact of merger and acquisition and integration expenses, LPS spin-off related costs, certain stock compensation charges, acquisition related amortization and certain other costs. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS’s non-GAAP measures may be calculated differently from similarly-titled measures of other companies. A reconciliation of these non-GAAP measures to related GAAP measures is included in the press release attachments.

Conference Call and Webcast
     FIS will host a call with investors and analysts to discuss first quarter 2009 results on Wednesday, April 29, 2009, beginning at 8:30 a.m. Eastern daylight time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fidelityinfoservices.com and click on “Events and Multimedia.” A webcast replay will be available on FIS’ Investor Relations website, and a telephone replay will be available through May 13, 2009, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 996633. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fidelityinfoservices.com.
About Fidelity National Information Services, Inc.
     Fidelity National Information Services, Inc. (NYSE: FIS), a member of the S&P 500 Index, is a leading provider of core processing for financial institutions; card issuer and transaction processing services; and outsourcing services to financial institutions and retailers. FIS has processing and technology relationships with 40 of the top 50 global banks, including nine of the top 10 and was ranked the number one banking technology provider in the world by American Banker and the research firm Financial Insights in the 2008 FinTech 100 rankings. Headquartered in Jacksonville, Fla., FIS maintains a strong global presence, serving more than 14,000 financial institutions in more than 90 countries worldwide. For more information on Fidelity National Information Services, please visit www.fidelityinfoservices.com.
Forward-Looking Statements
      This press release contains forward-looking statements, including certain plans, expectations, goals and projections, and statements about FIS’s acquisition of Metavante, which are subject to numerous assumptions, risks and uncertainties. Statements that are not historical facts, including statements about our beliefs and expectations, are forward-looking statements. Forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. Because such statements are based on expectations as to future economic performance and are not statements of fact, actual results may differ materially from those projected. The risks and uncertainties that forward-looking statements are subject to include, without limitation: changes in general economic, business and political conditions, including changes in the financial markets; the effect of governmental regulations, including the possibility that there are unexpected delays in obtaining regulatory approvals; the failure to obtain required transaction approvals from FIS’s and Metavante’s shareholders; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in the banking, retail and financial services industries or due to financial failures suffered by firms in those industries; actions that may be taken by the competitors, customers and suppliers of FIS or Metavante that may cause the transaction to be delayed or not completed; failures to adapt our services to changes in technology or in the marketplace; our potential inability to find suitable acquisition candidates or difficulties in integrating acquisitions; competitive pressures on product pricing and services; and other risks detailed in the “Statement Regarding Forward-Looking Information,” “Risk Factors” and other sections of the Company’s Form 10-K and other filings with the Securities and Exchange Commission. All forward-looking statements included in this document are based on information available at the time of the document. FIS assumes any obligation to update any forward-looking statement.
FIS-e
SOURCE: Fidelity National Information Services, Inc.
CONTACTS: Mary Waggoner, Senior Vice President, Investor Relations, 904-854-3282, mary.waggoner@fnis.com; Marcia Danzeisen, Senior Vice President, Market and Corporate Communications, 904-854-5083.
###

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
April 28, 2009
(Unaudited)

Exhibit A	Consolidated Statements of Earnings for the Three Months Ended March 31, 2009 and 2008

Exhibit B	Consolidated Balance Sheets as of March 31, 2009 and December 31, 2008

Exhibit C	Consolidated Statements of Cash Flows for the Three Months Ended March 31, 2009 and 2008

Exhibit D	Supplemental Non-GAAP Financial Information for the Three Months Ended March 31, 2009 and 2008

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation — Unaudited for the Three Months Ended March 31, 2009 and 2008

Exhibit A
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS — UNAUDITED
(In millions, except per share data)

	Three months ended March 31,
	2009	2008
Processing and services revenues	$797.8	$830.3

Cost of revenues	594.3	648.7
Selling, general and administrative expenses	99.0	111.1
Research and development costs	22.6	19.3

Operating income	81.9	51.2

Other income (expense):
Interest income	0.8	2.8
Interest expense	(32.0)	(38.8)
Other income (expense)	1.2	(1.2)

Total other income (expense)	(30.0)	(37.2)

Earnings from continuing operations before income taxes	51.9	14.0
Provision for income taxes	17.9	3.3

Net earnings from continuing operations	34.0	10.7
(Loss) earnings from discontinued operations, net of tax	(1.3)	59.6

Net earnings	32.7	70.3
Net loss attributable to noncontrolling interest	0.3	0.2

Net earnings attributable to FIS	$33.0	$70.5

Net earnings per share-basic from continuing operations attributable to FIS common stockholders *	$0.18	$0.06
Net earnings per share-basic from discontinued operations attributable to FIS common stockholders *	(0.01)	0.30

Net earnings per share-basic attributable to FIS common stockholders *	$0.17	$0.36

Weighted average shares outstanding-basic	190.0	194.5

Net earnings per share-diluted from continuing operations attributable to FIS common stockholders *	$0.18	$0.06
Net earnings per share-diluted from discontinued operations attributable to FIS common stockholders *	(0.01)	0.30

Net earnings per share-diluted attributable to FIS common stockholders *	$0.17	$0.36

Weighted average shares outstanding-diluted	191.6	196.5

Amounts attributable to FIS common stockholders:
Net earnings from continuing operations, net of tax	$34.3	$10.9
(Loss) earnings from discontinued operations, net of tax	(1.3)	59.6

Net earnings	$33.0	$70.5

*	Amounts may not sum due to rounding.

Exhibit B
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions)

	As of	As of
	March 31,	December 31,
	2009	2008
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$272.0	$220.9
Settlement deposits	39.2	31.4
Trade receivables, net	498.8	538.1
Settlement receivables	42.7	52.1
Other receivables	86.3	121.1
Receivable from FNF and LPS	11.2	10.1
Prepaid expenses and other current assets	99.1	115.1
Deferred income taxes	62.3	91.0

Total current assets	1,111.6	1,179.8

Property and equipment, net of accumulated depreciation and amortization	269.6	272.6
Goodwill	4,190.1	4,194.0
Other intangible assets, net of accumulated amortization	893.1	924.3
Computer software, net of accumulated amortization	613.0	617.0
Deferred contract costs	237.2	241.2
Long-term notes receivable from FNF	5.3	5.5
Other noncurrent assets	72.1	79.6

Total assets	$7,392.0	$7,514.0

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$370.7	$480.5
Settlement payables	82.4	83.3
Current portion of long-term debt	132.8	105.5
Deferred revenues	192.5	182.9

Total current liabilities	778.4	852.2

Deferred revenues	87.9	86.7
Deferred income taxes	326.6	346.3
Long-term debt, excluding current portion	2,327.7	2,409.0
Other long-term liabilities	147.5	122.8

Total liabilities	3,668.1	3,817.0

Stockholders’ equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	2.0	2.0
Additional paid in capital	2,961.6	2,959.8
Retained earnings	1,099.6	1,076.1
Accumulated other comprehensive (loss) earnings	(111.3)	(102.3)
Treasury stock	(391.4)	(402.8)

Total FIS stockholders’ equity	3,560.5	3,532.8
Noncontrolling interest	163.4	164.2

Total stockholders’ equity	3,723.9	3,697.0

Total liabilities and stockholders’ equity	$7,392.0	$7,514.0

Exhibit C
FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

	Three months ended March 31,
	2009	2008
Cash flows from operating activities:
Net earnings	$33.0	$70.5
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	92.0	124.1
Amortization of debt issue costs	0.9	1.4
Net gain on sale of non-strategic businesses	—	(4.0)
Stock-based compensation cost	9.5	26.4
Deferred income taxes	1.3	6.8
Income tax benefit from exercise of stock options	(0.1)	(0.4)
Equity in loss of unconsolidated entities	—	2.0
Noncontrolling interest	(0.3)	0.1
Changes in assets and liabilities, net of effects from acquisitions:
Net decrease (increase) in trade receivables	68.9	(8.1)
Net decrease (increase) in prepaid expenses and other assets	19.1	(12.0)
Additions to deferred contract costs	(10.9)	(22.0)
Net increase in deferred revenue	16.0	4.6
Net decrease in accounts payable, accrued liabilities and other liabilities	(66.5)	(21.2)

Net cash provided by operating activities	162.9	168.2

Cash flows from investing activities:
Additions to property and equipment	(15.0)	(24.3)
Additions to capitalized software	(30.3)	(65.3)
Net proceeds from sale of company assets	—	6.0
Acquisitions, net of cash acquired	(3.0)	(1.9)

Net cash used in investing activities	(48.3)	(85.5)

Cash flows from financing activities:
Borrowings	541.7	1,283.6
Debt service payments	(595.9)	(1,381.4)
Dividends paid	(9.5)	(9.7)
Income tax benefit from exercise of stock options	0.1	0.4
Stock options exercised	3.7	6.0
Treasury stock purchases	—	(9.9)

Net cash used in financing activities	(59.9)	(111.0)

Effect of foreign currency exchange rates on cash	(3.6)	1.0

Net increase (decrease) in cash and cash equivalents	51.1	(27.3)

Cash and cash equivalents, at beginning of period	220.9	355.3

Cash and cash equivalents, at end of period	$272.0	$328.0

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)
1. Revenue, EBIT and EBITDA

	Three Months Ended March 31, 2009
	Financial	Payment		Corporate
	Solutions	Solutions	International	and Other	Consolidated
Revenue from Continuing Operations	$271.3	$364.7	$162.3	$(0.5)	$797.8

Operating Income	$73.6	$84.1	$10.2	$(86.0)	$81.9
M&A, Restructuring and Integration Costs	—	—	—	7.3	7.3

EBIT, as adjusted	$73.6	$84.1	$10.2	$(78.7)	$89.2

Depreciation and Amortization from Continuing Operations, as adjusted	28.4	11.1	13.2	39.3	92.0

EBITDA, as adjusted	$102.0	$95.2	$23.4	$(39.4)	$181.2

EBIT Margin, as adjusted	27.1%	23.1%	6.3%	nm %	11.2%

EBITDA Margin, as adjusted	37.6%	26.1%	14.4%	nm %	22.7%

	Three Months Ended March 31, 2008
	Financial	Payment		Corporate
	Solutions	Solutions	International	and Other		Consolidated
Revenue from Continuing Operations	$280.4	$373.3	$176.9	$(0.3)		$830.3

Operating Income	$69.5	$70.9	$12.2	$(101.4)		$51.2
M&A, Restructuring and Integration Costs	—	—	—	15.0		15.0
Corporate Costs Non — Disc. Ops	—	—	—	9.0		9.0
LPS Spin-off Costs	—	—	—	2.9		2.9

EBIT, as adjusted	$69.5	$70.9	$12.2	$(74.5)		$78.1

Depreciation and Amortization from Continuing Operations, as adjusted	35.6	14.5	13.4	38.4		101.9

EBITDA, as adjusted	$105.1	$85.4	$25.6	$(36.1)		$180.0

EBIT Margin, as adjusted	24.8%	19.0%	6.9%	nm	%	9.4%

EBITDA Margin, as adjusted	37.5%	22.9%	14.5%	nm	%	21.7%

Total Revenue Growth from Prior Year Period

Three Months Ended March 31, 2009	-3.2%	-2.3%	-8.3%	nm	%	-3.9%

Three Months Ended March 31, 2008	20.0%	27.0%	28.0%	nm	%	24.9%

Exhibit D
FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF PRO FORMA TO ADJUSTED PRO FORMA CASH FLOW MEASURES — UNAUDITED
(In millions)

	Quarter Ended March 31, 2009
	GAAP	Adj	Adjusted
Cash flows from operating activities:
Net earnings (2)	$33.0	$4.8	$37.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	103.2	—	103.2
Working capital adjustments (3)	26.7	(3.2)	23.5

Net cash provided by operating activities	162.9	1.6	164.5

Capital expenditures	(45.3)	—	(45.3)

Net free cash flow	$117.6	$1.6	$119.2

	Quarter Ended March 31, 2008
	Pro forma (1)	Adj	Adj Pro forma
Cash flows from operating activities:
Net earnings (4)	$15.4	$8.3	$23.7
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	114.0	—	114.0
Working capital adjustments (3)	(100.8)	46.3	(54.5)

Net cash provided by operating activities	28.6	54.6	83.2

Capital expenditures	(78.3)	—	(78.3)

Net free cash flow	$(49.7)	$54.6	$4.9

(1)	Pro forma cash flows are presented as if the LPS spin-off was completed on January 1, 2008 and represents FIS on a post-spin basis.

(2)	Adjustments to Net Earnings reflect the elimination of the after-tax impact of non-recurring M&A and related integration costs.

(3)	Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities and for the 2009 period, the elimination of current accruals related to the announced acquisition of Metavante.

(4)	Adjustments to Net Earnings reflect the elimination of the after-tax impact of non-recurring M&A and related integration costs, costs associated with the LPS spin-off, restructuring costs and the elimination of corporate costs attributable to LPS.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A			Non-GAAP
	Three Months	Restructuring			Three Months
	Ended	And		Purchase	Ended
	March 31, 2009	Integration		Price	March 31, 2009
	(Unaudited)	Costs (1)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$797.8	$—	$797.8	$—	$797.8
Cost of revenues	594.3	—	594.3	(30.1)	564.2

Gross profit	203.5	—	203.5	30.1	233.6

Selling, general and administrative	99.0	(7.3)	91.7	—	91.7
Research and development costs	22.6	—	22.6	—	22.6

Operating income	81.9	7.3	89.2	30.1	119.3

Other income (expense):
Interest income	0.8	—	0.8	—	0.8
Interest expense	(32.0)	—	(32.0)	—	(32.0)
Other income, net	1.2	—	1.2	—	1.2

Total other income (expense)	(30.0)	—	(30.0)	—	(30.0)

Earnings from continuing operations before income taxes,	51.9	7.3	59.2	30.1	89.3
Provision (benefit) for income taxes	17.9	2.5	20.4	10.4	30.8

Earnings from continuing operations	34.0	4.8	38.8	19.7	58.5
Loss from discontinued operations	(1.3)	—	(1.3)	—	(1.3)

Net earnings	32.7	4.8	37.5	19.7	57.2
Noncontrolling interest	0.3	—	0.3	—	0.3

Net earnings attributable to FIS	$33.0	$4.8	$37.8	$19.7	$57.5

Amounts attributable to FIS common stockholders
Net earnings from continuing operations, net of tax	$34.3	$4.8	$39.1	$19.7	$58.8
(Loss) earnings from discontinued operations, net of tax	(1.3)	—	(1.3)	—	(1.3)

Net earnings	$33.0	$4.8	$37.8	$19.7	$57.5

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.18	$0.03	$0.20	$0.10	$0.31

Weighted average shares outstanding — diluted	191.6	191.6	191.6	191.6	191.6

Supplemental Information:

Depreciation and amortization from continuing operations			$92.0	$(30.1)	$61.9

Stock compensation expense from continuing operations, excluding acceleration charges					$9.5
Stock acceleration charges					—

Total stock compensation expense from continuing operations					$9.5

*	Amounts may not sum due to rounding.
See accompanying notes.

Exhibit E
FIDELITY NATIONAL INFORMATION SERVICES, INC.
GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(in millions, except per share data)

	GAAP	M&A					Non-GAAP
	Three Months	Restructuring	Corporate				Three Months
	Ended	And	Costs	LPS		Purchase	Ended
	March 31, 2008	Integration	Non-Disc	Spin		Price	March 31, 2008
	(Unaudited)	Costs (1)	Ops (2)	Costs (3)	Subtotal	Amortization (4)	(Unaudited)
Processing and services revenue	$830.3	$—	$—	$—	$830.3	$—	$830.3
Cost of revenues	648.7	—	—	—	648.7	(36.5)	612.2

Gross profit	181.6	—	—	—	181.6	36.5	218.1

Selling, general and administrative	111.1	(15.0)	(9.0)	(2.9)	84.2	—	84.2
Research and development costs	19.3	—	—	—	19.3	—	19.3

Operating income	51.2	15.0	9.0	2.9	78.1	36.5	114.6

Other income (expense):
Interest income	2.8	—	—	—	2.8	—	2.8
Interest expense	(38.8)	—	—	—	(38.8)	—	(38.8)
Other income, net	(1.2)	—	—	—	(1.2)	—	(1.2)

Total other income (expense)	(37.2)	—	—	—	(37.2)	—	(37.2)

Earnings before income taxes	14.0	15.0	9.0	2.9	40.9	36.5	77.4
Provision (benefit) for income taxes	3.3	5.5	2.8	1.1	12.7	12.9	25.6

Earnings from continuing operations	10.7	9.5	6.2	1.8	28.2	23.6	51.8
Earnings from discontinued operations	59.6	—	—	—	59.6	—	59.6

Net earnings	70.3	9.5	6.2	1.8	87.8	23.6	111.4
Noncontrolling interest	0.2	—	—	—	0.2	—	0.2

Net earnings attributable to FIS	$70.5	$9.5	$6.2	$1.8	$88.0	$23.6	$111.6

Amounts attributable to FIS common stockholders
Net earnings from continuing operations, net of tax	$10.9	$9.5	$6.2	$1.8	$28.4	$23.6	$52.0
(Loss) earnings from discontinued operations, net of tax	59.6	—	—	—	59.6	—	59.6

Net earnings	$70.5	$9.5	$6.2	$1.8	$88.0	$23.6	$111.6

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.06	$0.05	$0.03	$0.01	$0.14	$0.12	$0.26

Weighted average shares outstanding — diluted	196.5	196.5	196.5	196.5	196.5	196.5	196.5

Supplemental Information:
Depreciation and amortization from continuing operations					$101.9	$(36.5)	$65.4

Stock compensation expense from continuing operations, excluding acceleration charges							$7.8
Stock acceleration charges							14.2

Total stock compensation expense from continuing operations							$22.0

*	Amounts may not sum due to rounding.
See accompanying notes.

Notes to Unaudited — Supplemental GAAP to Non-GAAP Reconciliation for the Three Month Periods ended March 31, 2009 and 2008
The adjustments are as follows:

(1)	This column represents charges for restructuring and integration costs relating to merger and acquisition activities. For the period ended March 31, 2009, the amounts represent incremental transaction costs incurred by the Company related to the previously announced acquisition of Metavante Technologies, Inc.

(2)	This column represents corporate costs attributable to LPS as previously reported in our investor package furnished on form 8-K on May 28, 2008. These amounts are not allocable to discontinued operations under U.S. Generally Accepted Accounting Principles.

(3)	This column represents incremental transaction costs incurred by the Company directly related to the LPS spin-off.

(4)	This column represents purchase price amortization expense on intangibles assets acquired through various Company acquisitions.